UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012

VWR FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Matsonford Road P.O. Box 6660 Radnor, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02	Results of Operations and Financial Condition

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

As previously announced, on Tuesday, November 13, 2012, at 9:00 AM (Eastern Time), members of the senior management of VWR Funding, Inc. (the “Company”) will hold a teleconference to discuss the Company’s financial results for the quarter ended September 30, 2012. A copy of the press release issued by the Company on November 7, 2012, which provides information regarding the teleconference, was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K furnished with the Securities and Exchange Commission on November 7, 2012.

Management’s presentation will contain a discussion of certain financial measures which are not in conformity with generally accepted accounting principles in the United States of America (“GAAP”), as described below.

Adjusted EBITDA

Management’s presentation will include a discussion of earnings before interest, taxes, depreciation and amortization, as adjusted for certain items described below (“Adjusted EBITDA”). Adjusted EBITDA is a non-GAAP financial measure. Accordingly, the table presented below reconciles this non-GAAP measure to net (loss) income for the three and nine months ended September 30, 2012 and 2011. Net (loss) income is the most comparable GAAP measure of our operating results presented in the Company’s condensed consolidated financial statements.

Adjusted EBITDA should not be considered as an alternative to net income or any other GAAP measure of performance or liquidity. Our calculation of Adjusted EBITDA eliminates the effect of charges primarily associated with financing decisions, tax regulations and capital investments, and includes certain other adjustments described below. Adjusted EBITDA is a key financial metric used by the Company’s investors and management to evaluate and measure the Company’s operating performance.

Reconciliation of Reported Net (Loss) Income to Adjusted EBITDA

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net (loss) income (GAAP)	$(8.2)	$54.6	$24.9	$19.4
Income tax (benefit) provision	(4.3)	11.4	19.6	12.8
Interest expense, net	55.0	50.9	152.5	150.3
Depreciation and amortization	32.1	30.2	92.4	89.8
Net unrealized translation loss (gain)	15.0	(52.9)	(6.6)	11.3
Debt refinancing fees and extinguishments	4.2	—	4.9	—
Charges associated with cost reduction initiatives and executive departures	7.6	5.8	7.6	5.8
Share-based compensation expense	0.2	0.2	0.7	2.0
Gain from changes in the estimated fair value of contingent consideration	(2.0)	—	(2.0)	—
Impairment of intangible assets	—	3.3	—	3.3
Acquisition related costs	—	0.7	—	1.5

Adjusted EBITDA (Non-GAAP)	$99.6	$104.2	$294.0	$296.2

As reflected in the reconciliation above, the Company recorded certain significant income and expenses during the three and nine months ended September 30, 2012 and 2011:

•

We have a significant amount of foreign-denominated debt on our U.S. dollar-denominated balance sheet. The translation of foreign-denominated debt obligations on our U.S. dollar-denominated balance sheet is reported in other income (expense), net, as foreign currency exchange gains or losses each period. Such gains or losses are substantially unrealized and related to the weakening or strengthening of the Euro against the U.S. dollar, respectively. As a result, our operating results are exposed to fluctuations in foreign currency exchange rates, principally with respect to the Euro.

•

During the three and nine months ended September 30, 2012, the Company recognized a $4.2 million loss on the extinguishment of long-term debt relating to a portion of the Company’s 10.25% Senior Notes, such loss including $3.1 million in tender premiums paid, $0.9 million for the write-off of unamortized deferred financing costs and $0.2 million of third party fees and fees paid to lenders. During the nine months ended September 30, 2012, the Company recognized $0.7 million in fees paid to lenders and third parties associated with an amendment to our Senior Secured Credit Facility.

•

During the three and nine months ended September 30, 2012, the Company recognized charges for European Lab cost reduction initiatives of $1.4 million and for severance payments associated with executive departures of $6.2 million. During the three and nine months ended September 30, 2011, the Company recognized $5.8 million in charges primarily for organizational changes and cost control measures to enhance sales effectiveness.

•	During the three and nine months ended September 30, 2012 and 2011, the Company recognized non-cash charges for share-based compensation.

•

During the three and nine months ended September 30, 2012, the Company recognized a net gain of $2.0 million due to favorable changes in the estimated fair value of contingent consideration associated with business combinations.

•

During the three and nine months ended September 30, 2011, the Company recognized a non-cash impairment charge relating to an impairment of certain intangible assets in our Science Education reporting unit.

•	During the nine months ended September 30, 2011, the Company recognized certain acquisition-related charges relating to the sale of inventories revalued at the date of their acquisition.

Net Debt

Management’s presentation also will include a discussion of net indebtedness (“Net Debt”). Net Debt is a non-GAAP financial measure. The table presented below reconciles this non-GAAP measure to total debt. Total debt is the most comparable GAAP measure presented in the Company’s condensed consolidated financial statements.

Net Debt should not be considered as an alternative to total debt or any other GAAP measure of indebtedness or financial condition. Our calculation of Net Debt reduces our total debt by the amount of cash and cash equivalents on hand as well as by our compensating cash balance. As noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, we account for our notional global cash pooling arrangement on a gross basis. Consequently, our total debt balance as of each period end includes aggregated bank overdraft positions for subsidiaries participating in our notional global cash pooling arrangement. Net Debt is an important financial metric used by the Company’s creditors, investors and management to evaluate and measure the Company’s financial condition.

Reconciliation of Total Debt to Net Debt

(in millions)

	September 30,	June 30,	December 31,
	2012	2012	2011
Total debt (GAAP)	$3,594.4	$2,835.9	$2,908.7
Less:
Cash and cash equivalents	(123.2)	(148.6)	(164.6)
Compensating cash balance	(109.6)	(103.8)	(185.4)
Restricted cash deposits with trustee	(639.6)	—	—

Net Debt (Non-GAAP)	$2,722.0	$2,583.5	$2,558.7

As further detailed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012, on September 4, 2012, the Company irrevocably called for redemption, on October 4, 2012, the remaining $610.3 million aggregate principal amount of 10.25% Senior Notes outstanding and deposited $639.6 million of cash that we received upon the issuance of 7.25% Senior Notes, representing the redemption price, call premiums plus all interest payable through the settlement date, in an account with the trustee for the 10.25% Senior Notes. The 10.25% Senior Notes have been classified within the current portion of long-term debt and the cash on deposit has been recorded as restricted cash deposits with trustee, each within the Company’s condensed consolidated balance sheet as of September 30, 2012.

Net Leverage

Management’s presentation also will include a discussion of the ratio of Net Debt to Adjusted EBITDA for the latest twelve month period, to be referred to as the Company’s “Net Leverage” as of a point in time. This financial ratio is not itself a non-GAAP measurement but it consists of the non-GAAP measures described and reconciled above. The table below provides the calculation of Net Leverage that will be discussed during management’s presentation.

	September 30,		June 30,		December 31,
	2012		2012		2011
Net Debt	$2,722.0		$2,583.5		$2,558.7
LTM Adjusted EBITDA	$396.7		$401.3		$398.9
Net Leverage	6.9	X	6.4	X	6.4	X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VWR FUNDING, INC.

	By:	/s/ Theresa A. Balog
		Name:	Theresa A. Balog
Date: November 13, 2012		Title:	Vice President and Corporate Controller